United States of America
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 13, 2014
Commission File Number 1-7107
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Œ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Œ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Œ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Œ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On February 12, 2014, Louisiana-Pacific Corporation (the “Company”) and Ainsworth Lumber Co. Ltd. (“Ainsworth”) entered into timing agreements with each of the Canadian Competition Bureau (the “CCB”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) pursuant to which the Company and Ainsworth have agreed, subject to certain conditions, that they will not consummate the Company’s acquisition of Ainsworth (the “Acquisition”) before March 13, 2014 as the CCB and the DOJ continue their reviews.

As a consequence of the timing agreements described above, the Company and Ainsworth also entered into an Amending Agreement, dated February 12, 2014 (the “Amending Agreement”) to extend the outside date for completion of the Acquisition from March 4, 2014 to April 18, 2014, subject to the right of either party to further extend the outside date for two additional 45-day periods if required to obtain certain regulatory approvals.  The foregoing description of the Amending Agreement is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

On February 13, 2014, the Company and Ainsworth issued a press release relating to the matters described above.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Amending Agreement to Arrangement Agreement, dated February 12, 2014, between the Company and Ainsworth.
99.1	Press release issued by the Company and Ainsworth on February 13, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Sallie B. Bailey
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: February 13, 2014